UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Acme United Corporation

(Name of Registrant as Specified In Its Charter)

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March 22, 2017

Dear Fellow Shareholder:

On behalf of your Board of Directors and Management, I cordially invite you to attend the Annual Meeting of Shareholders of Acme United Corporation scheduled to be held on Monday, April 24, 2017, at 11:00 A.M., Eastern Standard Time, at the Cornell Club, 6 East 44th Street, New York, New York. I look forward to greeting personally the shareholders able to attend.

The Meeting will be held for the following purposes:

•	to elect six directors to serve for a one-year term,

•	to vote on an amendment to the Company’s 2012 Employee Stock Option Plan,

•	to vote on the 2017 Non-Salaried Director Stock Option Plan, and

•	to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Information regarding these matters is set forth in the accompanying Notice of Annual Meeting and Proxy Statement to which you are urged to give your prompt attention.

It is important that your shares be represented and voted at the Meeting. Whether or not you plan to attend, please take a moment to sign, date and promptly mail your proxy card in the enclosed prepaid envelope. This will not limit your right to vote in person should you attend the Meeting.

On behalf of your Board of Directors, thank you for your continued support and interest in Acme United Corporation.

Sincerely,

Walter C. Johnsen

Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MONDAY, APRIL 24, 2017

To our Shareholders:

The Annual Meeting of Shareholders (the “Meeting”) of Acme United Corporation, a Connecticut corporation, (the “Company”) will be held on Monday, April 24, 2017, at 11:00 A.M., Eastern Standard Time, at the Cornell Club, 6 East 44th Street, New York, New York, for the following purposes:

1.	To elect six (6) Directors of the Company;

2.	To vote upon a proposal to amend the Company’s 2012 Employee Stock Option Plan to increase the number of shares authorized to be issued thereunder from 700,000 to 940,000, an increase of 240,000 shares;

3.	To vote upon a proposal to approve the 2017 Non-Salaried Director Stock Option Plan;

4.	To vote upon the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

5.	To transact such other business as may properly come before the Meeting.

Shareholders of record at the close of business on March 9, 2017 are entitled to receive notice of and to vote at the Meeting and at any adjournment or postponement thereof.

Please carefully read the attached Proxy Statement for information regarding the matters to be considered and acted upon at the Meeting. Your Board of Directors recommends that you vote in favor of Proposals 1, 2, 3 and 4 above. You are cordially invited to attend the Meeting and we hope that you will do so.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN POSTAGE-PAID ENVELOPE. No additional postage need be affixed to the return envelope if mailed in the United States. If you attend the Meeting, you may withdraw your proxy and vote in person by ballot.

By Order of the Board of Directors,

Paul G. Driscoll

Vice President and Chief Financial Officer, Secretary and Treasurer

March 22, 2017

Fairfield, Connecticut

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON April 24, 2017

PROXY STATEMENT

This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy Card are being furnished in connection with the solicitation of proxies by the Board of Directors of Acme United Corporation, a Connecticut corporation (the “Company”), to be used at the Annual Meeting of Shareholders of the Company, to be held on April 24, 2017, at 11:00 A.M., Eastern Standard Time, at the Cornell Club, 6 East 44th Street, New York, New York or at any adjournment or postponement thereof (the “Meeting”). This Proxy Statement and the enclosed Proxy Card are being furnished on or about March 22, 2017 to all holders of record of the Company’s Common Stock, par value $2.50 per share (the “Common Stock”), as of the close of business on March 9, 2017. A copy of the Company’s 2016 Annual Report to Shareholders, including consolidated financial statements for the fiscal year ended December 31, 2016, accompanies this Proxy Statement.

At the Meeting, shareholders will:

•	Elect six (6) Directors to serve until the next annual meeting ( Proposal 1);

•	Vote upon a proposal to amend the Company’s 2012 Employee Stock Option Plan to increase the number of shares authorized to be issued thereunder from 700,000 to 940,000, an increase of 240,000 shares (Proposal 2);

•	Vote upon a proposal to approve the 2017 Non-Salaried Director Stock Option Plan (Proposal 3); and

•	Vote upon a proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 4).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 24, 2017.

The Notice of Annual Meeting of Shareholders, this Proxy Statement, Proxy Card, and the 2016 Annual Report to Shareholders are available at the following website address: proxy.acmeunited.com.

VOTING SECURITIES, RECORD DATE AND QUORUM

Record Date. The Board of Directors has fixed the close of business on March 9, 2017 as the record date (the “Record Date”) for determination of shareholders entitled to receive notice of and to vote at the Meeting. As of the Record Date, there were 3,327,455 shares of Common Stock issued and outstanding and there were no other voting securities of the Company outstanding.

Quorum. The presence at the Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting shall constitute a quorum for the Meeting. Broker non-votes and abstentions will have no effect on the outcome of any of the matters being voted on at this Meeting, as they are not counted as votes cast; but are counted in determining the presence of a quorum.

Voting. Each outstanding share of Common Stock entitles the record holder of the share to one vote. If a shareholder holds shares in street name, and does not submit voting instructions to its broker, bank or other nominee, such broker, bank or other nominee will not be permitted to vote the shareholder’s shares in their discretion on the election of directors, the amendment to the Company’s 2012 Employee Stock Option Plan and the Company’s 2017 Non-Salaried Director Stock Option Plan (Proposals 1, 2 and 3), but may still be permitted to vote the shareholder’s shares in their discretion on the ratification of the independent registered public accounting firm (Proposal 4). As noted above, abstentions and broker non-votes are not counted as votes cast on any matter to which they relate; accordingly, broker non-votes and abstentions will not affect the outcome of any votes.

Election of Directors. A plurality of the votes cast in person or by proxy at the Meeting is required to elect each of the nominees for Director.

Amendment of the 2012 Employee Stock Option Plan. To be approved, the proposal to increase the number of shares which are authorized for issuance upon exercise of options granted under the 2012 Employee Stock Option Plan must receive the affirmative vote of a majority of the shares of Common Stock cast in person or by proxy at the meeting.

Approval of the 2017 Non-Salaried Director Stock Option Plan. To be approved, the proposal to approve the 2017 Non-Salaried Stock Option Plan must receive the affirmative vote of a majority of the shares of Common Stock cast in person or by proxy at the meeting.

Ratification of the Appointment of Our Independent Registered Accounting Firm. To be approved, the proposal to ratify the appointment of our independent registered accounting firm for the fiscal year ending December 31, 2017 must receive a majority of the votes cast in person or by proxy at the meeting.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Eligible shareholders of record may vote at the Meeting in person or by means of the enclosed Proxy Card. You may specify your voting choices by marking the appropriate boxes on the Proxy Card. The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to or at the Meeting, will be voted in accordance with the instructions specified thereon. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted by the proxy holders as recommended by the Board of Directors.

The Board of Directors encourages you to complete and return the Proxy Card even if you expect to attend the Meeting. You may revoke your proxy at any time before it is voted at the Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) submission of a proxy bearing a later date, or (iii) attending the Meeting in person and casting a ballot.

The proxy holders, Walter C. Johnsen and Susan H. Murphy, will vote all shares of Common Stock represented by Proxy Cards that are properly signed and returned by shareholders. The Proxy Card also authorizes the proxy holders to vote the shares represented in their sole discretion with respect to any matters not included in this Proxy Statement that may properly be presented for consideration at the Meeting. You must return a signed Proxy Card if you want the proxy holders to vote your shares of Common Stock.

The cost of soliciting proxies will be borne by the Company. Following the mailing of proxy solicitation materials, proxies may be solicited by directors, officers and employees of the Company and its subsidiaries personally, by telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares of Common Stock for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies. The Company has engaged MacKenzie Partners, Inc. to assist in the solicitation of votes and the distribution of proxy materials for a fee of $5,000, plus out-of-pocket expenses.

GOVERNANCE OF THE COMPANY

Board of Directors

The By-laws of the Company provide that the Company shall have a Board of Directors of not fewer than five or more than nine directors, as determined by the Board from time to time. The number of directors is presently fixed at six. Directors serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified.

The Board has determined that it is beneficial to combine the positions of its Chief Executive Officer and Chairman of the Board. In making this determination, the Board of Directors considered a number of factors, including the size of the Board in relation to the scope of the Company’s operations, the efficiencies obtained by combining the positions and the fact that the combination of the positions facilitates the alignment of the Board’s agenda with its oversight responsibilities relating to the business and operations of the Company. The Company does not have a lead independent Director.

Board of Director Meetings and Committees

The Board of Directors held seven meetings in 2016. In 2016 each Director attended at least 75% of the aggregate of the total number of Board meetings and meetings of committees of the Board of which they were a member. The Board of Directors has established standing Executive, Audit, Compensation and Nominating Committees, each of which is comprised solely of independent non-employee members of the Board of Directors.

Independence Determinations

The Board of Directors annually determines the independence of directors. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a material relationship with the Company or otherwise. Material relationships can include commercial, banking, consulting, legal, accounting, charitable, and familial relationships, among others.

Independent directors are directors who, in the view of the Board of Directors, are free of any relationship that would interfere with the exercise of independent judgment. Under NYSE MKT rules, the following persons are not considered independent:

(a)	a director who is or was employed by the Company or any of its affiliates for the current year or any of the past three years;

(b)	a director who accepted or who has an immediate family member who accepted any compensation from the Company or any of its affiliates in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence (other than certain specified types of compensation, including, e.g., compensation for Board or Committee service, benefits under a tax-qualified retirement plan, or non-discretionary compensation);

(c)	a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company as an executive officer;

(d)	a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

(e)	a director who is, or has an immediate family member who is, employed as an executive of another entity where at any time during the most recent three fiscal years, any of the Company’s executive officers serve on that other entity’s compensation committee; and

(f)	a director who is, or has an immediate family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three fiscal years.

Immediate family includes a person’s spouse, parents, children, sibling, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home.

Mr. Johnsen, Chairman of the Board, serves as Chief Executive Officer of the Company, and Mr. Olschan, a member of the Board, serves as President and Chief Operating Officer of the Company; each is standing for re-election as a non-independent director. The Board has determined that all of the four other current directors are “independent” within the meaning of the applicable listing standards of the NYSE MKT. The independent directors are: Mr. Davidson, Mr. Holden, Dr. Murphy, and Mr. Ward, each of whom is standing for re-election.

Nominations for Directors

The Board of Directors is responsible for selecting director nominees to stand for election at each annual meeting of shareholders and for filling vacancies on the Board at any time during the year. The Board has established a Nominating Committee that reviews all potential director candidates, and recommends candidates to the full Board. The Nominating Committee will also consider nominations by shareholders, as described below. The full Board reviews and has final approval authority over all director nominees to be recommended to the shareholders for election.

In considering candidates for new membership or incumbents for continued membership on the Board of Directors of the Company, the Nominating Committee considers the factors set forth below, together with any other factors the Committee deems appropriate from time to time. The Nominating Committee generally seeks (i) active or former senior level executives of public companies or other complex organizations who have experience at a strategy/policy setting level or with high level management experience; (ii) persons whose background and experience are in areas important to the operations or management of the Company; and (iii) qualified individuals who, taken together, represent a diversity of skills, background and experience. Each potential nominee:

(a)	should be accomplished and have recognized achievements in his or her respective and professional field;

(b)	should have relevant expertise and experience, and be able to offer advice and guidance to senior management based on that expertise and experience;

(c)	must possess high personal and professional ethics, integrity and values;

(d)	must be inquisitive and objective, have the ability to exercise practical and sound business judgment, and have an independent mind;

(e)	must be able and willing to devote sufficient time and effort to carrying out his or her duties and responsibilities as a director effectively;

(f)	if the nominee is not an employee of the Company, the nominee should be “independent” under the rules established by the NYSE MKT; and

(g)	should have the ability to work effectively with others.

The Nominating Committee will commence its evaluation of candidates on the basis of materials submitted by or on behalf of the candidate and on the basis of the knowledge of members of the Nominating Committee and management regarding the candidate. To the extent the Nominating Committee does not have enough information to evaluate a candidate, the Nominating Committee may send a questionnaire to the candidate for completion for Nominating Committee consideration. In addition, it has historically been customary for some members of the Board to meet with the candidate individually or in small groups, as appropriate. Members of the Nominating Committee will also interview candidates as the Nominating Committee deems appropriate.

The Nominating Committee considers diversity in identifying nominees for Director. The Nominating Committee seeks qualified individuals, who, taken together, represent a diversity of skills, background and experience. In considering a potential nominee’s background and experience, the Nominating Committee will consider the individual’s race and gender.

Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors if, as more fully provided in Section 11 of the By-laws, the shareholder provides written notice of such shareholder’s intent to make such nomination at least sixty (60) days prior to the annual meeting at which the election of directors is to be held. If directors were to be elected at a special meeting of shareholders, the written notice of the shareholder’s intent to make a nomination must be provided to the Company not later than the close of business of the seventh day following the date on which notice of the special meeting is first given to shareholders. The nomination must be sent in care of the Secretary of the Company at 55 Walls Drive, Fairfield, CT 06824, and must include, among other information, the name, address, telephone number and resume of the nominee’s business and educational background, along with a written statement by the shareholder as to why such person should be considered for election to the Board of Directors.

The Board will consider nominees for directors properly recommended by shareholders, as described above. The Board follows the same evaluation procedures whether a candidate is recommended by the Nominating Committee or shareholders.

COMMITTEES OF THE BOARD

Executive Committee

The Executive Committee of the Board of Directors is comprised of Mr. Holden, who serves as Chairman, and Mr. Ward. The function of the Executive Committee is to act on behalf of the Board of Directors during the intervals between meetings of the Board.

Audit Committee

The Audit Committee assists the Board of Directors in overseeing (1) the audit and integrity of our financial statements, (2) the performance of our independent auditors, (3) the adequacy and effectiveness of our accounting, auditing and financial reporting processes, and (4) our compliance with legal and regulatory requirements. The duties of the Audit Committee include the selection and appointment of our independent auditors, including evaluation of their qualifications, performance and independence. The Committee consists of Mr. Ward, Chairman, and Messrs. Holden and Davidson. The Board of Directors has

determined that all members of the Audit Committee are “independent” and “financially literate” within the meaning of the applicable listing standards of the NYSE MKT. In addition, the Board has determined that Mr. Ward qualifies as an “audit committee financial expert” within the meaning of regulations adopted by the Securities and Exchange Commission and has the financial sophistication required under the listing standards of the NYSE MKT.

The Audit Committee meets at least quarterly, and more often, as needed. The Committee met seven times in 2016. The Board of Directors has adopted a written charter for the Audit Committee that conforms to applicable U.S. Securities Commission (“SEC”) and NYSE MKT rules; the charter is reviewed annually by the Audit Committee. A copy of the Audit Committee charter is available on the Company’s website at www.acmeunited.com in the Investor Relations/Corporate Governance section.

Compensation Committee

The Compensation Committee of the Board of Directors assists the Board in establishing the compensation policies for cash and equity compensation of our executive officers. The primary duties of the Committee are (i) evaluating and making recommendations to the Board regarding the compensation, equity incentives and awards and benefits for our executive officers; and (ii) the administration of the Company’s Non-Salaried Director Stock Option Plans. The Compensation Committee does not have a charter. The Board of Directors has determined that all members of the Compensation Committee are “independent” within the meaning of the applicable listing standards of the NYSE MKT. The Committee consists of Mr. Holden, Chairman, Mr. Davidson and Dr. Murphy. The Compensation Committee meets at least once a year and more often as needed. The Committee held three meetings during 2016.

Nominating Committee

The Nominating Committee assists the Board in identifying individuals qualified to become Board members and recommends director candidates to be nominated by the Board to stand for election as directors at each annual meeting of shareholders of the Company and to fill vacancies on the Board and any newly created directorships. The Nominating Committee consists of Mr. Holden, Chairman, and Messrs. Davidson and Ward. The Board of Directors has determined that all members of the Nominating Committee are “independent” within the meaning of the applicable listing standards of the NYSE MKT. The Nominating Committee meets at least once a year and more often as needed. The Committee held one meeting during 2016. The Board of Directors has adopted a written charter for the Nominating Committee which is reviewed annually by the Nominating Committee. A copy of the charter is available on the Company’s website at www.acmeunited.com in the Investor Relations/Corporate Governance section.

Board’s Role in Oversight of Risk Management.

The Company’s Board of Directors as a whole exercises risk oversight in connection with risk in its various forms, including credit risk, liquidity risk, and operational risk. The Board discusses with management the steps that management will take to monitor and control the Company’s exposure to such risks. The Board administers these functions, in part, with the assistance of the Audit Committee of the Board, particularly with regard to financial risk exposures.

A key element of the Board’s risk oversight process is the Company’s annual Strategic Planning meeting, a two day meeting held early in the third quarter of each year. At this meeting, the Board meets with senior management of the Company to identify both risks and opportunities facing the Company. The senior management includes the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and the heads of product development, technology, production, sourcing, marketing and supply chain. The Board and members of senior management continue their discussions of various risk-related matters, as appropriate, throughout the year at the regularly scheduled meetings of the Board.

The Board believes that the foregoing procedures enable it to properly perform its risk oversight, particularly since the Company is not highly leveraged and does not utilize complex financial derivative instruments.

Attendance at Annual Meetings

While the Company has no formal policy regarding the attendance of Board members at annual meetings of shareholders, director attendance is deemed very important and is strongly encouraged. In 2016, all six then incumbent members of the Board attended the 2016 Annual Meeting of Shareholders.

Continuing Education of Directors

The Company encourages members of the Board to participate in continuing director education programs. The Company participates in the NYSE Board Education Program, which offers multiple continuing education opportunities, including a wide variety of in-person and webinar educational programs, to our board members on key topics such as corporate governance, significant boardroom issues, committee duties, and board leadership.

Shareholder Communications with Directors

The Company has established a process for shareholders to send communications to the Board of Directors. Shareholders may send communications to the Board of Directors to the attention of the Secretary, Acme United Corporation, 55 Walls Drive, Fairfield, Connecticut 06824, who will forward them to all Board members within a reasonable time after receipt. If the shareholder wishes the communication to be sent to one or more specific Board members only, the addressee should be the specific Board member(s), “c/o Secretary,” who will then forward the communication to such Board member(s). If one or more specific Board members are not designated for such other communication, the communication will be forwarded to the entire Board.

PROPOSAL 1: ELECTION OF DIRECTORS

Six directors are to be elected at the Meeting to serve for one-year terms until the 2018 Annual Meeting of Shareholders and until their respective successors are elected and qualified. A plurality of the votes cast at the Meeting is required to elect each of the nominees for Director. The Board has nominated six individuals for election to the Board of Directors, each of whom is presently an incumbent director. The Board of Directors knows of no reason why any nominee would be unable to serve as director. Each nominee has consented to being named as a nominee for director of the Company in this Proxy Statement and to serve as a director, if elected. If any nominee should, for any reason, become unable to serve, then all valid proxies will be voted for the election of a substitute nominee designated by the Board.

The following information about the nominees for election as our directors is based, in part, upon information furnished by the nominees.

Nominees	Principal Occupation	Director Since

Walter C. Johnsen (age 66)	Chairman of the Board and Chief Executive Officer of the Company since January 1, 2007; President and Chief Executive Officer of the Company from November 30, 1995 to December 31, 2006. Mr. Johnsen previously served as Vice Chairman and a principal of Marshall Products, Inc., a medical supply distributor. Mr. Johnsen has served on the Board of TOMI Environmental Solutions, Inc., a publicly traded company, since February 1, 2016. Mr. Johnsen’s qualifications to serve on the Board of the Company include the in-depth knowledge of all facets of the Company’s business which he has gained during his more than twenty-one years of service as the Company’s Chief Executive Officer.	1995

Richmond Y. Holden, Jr. (age 63)	Mr. Holden served as President and CEO of INgageHub, a cloud based Marketing SaaS platform, from January 2015 through early 2016; he continues to serve as a senior advisor to the company. In 2007, Mr. Holden joined School Specialty, Inc., a distributor of school supplies, equipment and curriculum products. He last served as Executive Vice President of School Specialty, Inc., and President of the Curriculum Group, a division of School Specialty Inc., from 2013 to December 2014. He was President of Educational Resources, a division of School Specialty, Inc., from 2010 to 2013. He served as Chairman and Chief Executive Officer of J.L. Hammett Co., a reseller of educational, curriculum, equipment, and products from 1992 to 2006. Commencing in 2007, Mr. Holden served on the Board of Directors of Software Secure, Incorporated, a privately-held company headquartered in Newton, MA, which focused on secure online educational testing technology, until its sale in late 2016. He has served on the Board of Directors of Codman Academy Charter Public School in Boston MA since 2012. The qualifications of Mr. Holden to serve on the Board of the Company include his substantial senior executive management experience of large complex companies in the educational markets. In particular, as a result of his experience with School Specialty Inc., then a $650 million publicly held reseller of educational products, Mr. Holden has broad knowledge of educational markets and operational matters relating to developmental strategy, finance, marketing, sales, technology, sourcing, pricing and distribution.	1998

Brian S. Olschan (age 60)	President and Chief Operating Officer of the Company since January 1, 2007; Executive Vice President and Chief Operating Officer of the Company from January 1999 to December 31, 2006; Senior Vice President—Sales and Marketing of the Company from September 1996 to January 1999. Mr. Olschan previously served as Vice President and General Manager of the Cordset and Assembly Business of General Cable Corporation, an electrical wire and cable manufacturer. Mr. Olschan’s qualifications to serve on the Board include his detailed knowledge of the Company’s operations which he has gained in his capacity as a member of senior management for more than 20 years, including as Chief Operating Officer since January 1999 and President since January 2007.	2000

Stevenson E. Ward III (age 71)	Mr. Ward served as Vice President and Chief Financial Officer of Triton Thalassic Technologies, Inc. from 2000 until his retirement in 2014. Triton’s technology controls and inactivates pathogens in the healthcare and industrial industries. From 1998 through 2000, Mr. Ward served as Senior Vice President-Administration of Sanofi-Synthelabo, Inc., a major multinational pharmaceutical company. He served as Executive Vice President (1996-1998), responsible for legal, tax, treasury, employee benefits and other functions, and Chief Financial Officer (1994-1996) of Sanofi, Inc., the North American holding company for Sanofi. He also served as Vice President-Finance and Administration, Pharmaceutical Group, Sterling Winthrop, Inc. (1992-1994). Prior to joining Sterling, he was employed by General Electric Company in management positions in Purchasing, Corporate Audit and Finance. Mr. Ward’s qualifications for service on the Board include his extensive experience in senior executive level positions in finance, corporate audit and administration at two Fortune 100 multinational corporations. He also holds a Masters in Business Administration (MBA) degree.	2001

Susan H. Murphy (age 65)	Vice President Emerita, Cornell University, from which Dr. Murphy retired in 2016 after a 38-year career, commencing in 1978. She served as Dean of Admissions and Financial Aid from 1985 to 1994; Vice President of Student and Academic Services from 1994 to June 2015, and thereafter she worked in Alumni Affairs and Development until her retirement. In 2013, Dr. Murphy became a member of the Board of Trustees of Adelphi University, and, since July 2016, has served as Vice Chair of its Board of Trustees. She also serves on the Board of Directors for Kendal at Ithaca, a not-for-profit continuing care retirement community (since April 2014); Tompkins County Community Foundation (since January 2015); and Let’s Get Ready, an organization which provides low-income high school students with support services to help them gain admission to and graduate from college (since September 2016). Dr. Murphy received a Ph.D. in Educational Administration from Cornell University. Dr. Murphy has broad senior management level experience in a large, complex organization. In particular, her experience in employee compensation matters and the development and implementation of diversity policies is helpful to the Company.	2003

Rex L. Davidson (age 67)	Executive Director of the Helms Fund since 2013. The Helms Fund provides “gap financing” to socially responsible business ventures for capital expenditures. Additionally, since 2009, Mr. Davidson has served as President of Rex Davidson Associates, LLC, a management consulting service, and Executive Director of Las Cumbres Community Services, which provides developmental disability and mental health services to children, adults and families in Northern New Mexico. From 1982 to 2009, he served as President and Chief Executive Officer of Goodwill Industries of Greater New York and Northern New Jersey, Inc., and President of Goodwill Industries Housing Corporation. Mr. Davidson’s qualifications to serve on the Board include significant management experience at the highest level, having been responsible for the management of Goodwill Industries, an organization with over 2,000 employees and revenues in excess of $100 million. Mr. Davidson’s experience in the areas of compensation of personnel at all levels, his experience relating to retail matters, such as retail trends and pricing, and diversity policies are of significant benefit to the Company.	2006

OWNERSHIP OF ACME UNITED CORPORATION STOCK

Principal Shareholders

The following table sets forth certain information, as of March 3, 2017, with respect to the beneficial ownership of shares of Common Stock by any person who, to the knowledge of the Company, owned beneficially more than 5% of the outstanding shares of Common Stock. The persons shown have sole voting and investment power in these shares except as indicated below in the notes to the table.

Name and Address of Beneficial Owner	Type of Ownership	Number of Shares Beneficially Owned (1)	Percent of Class

North Star Investment Management 20 N. Wacker Dr., Suite 1416 Chicago, IL 60606	Direct	580,756(3)	17.5

Walter C. Johnsen 55 Walls Drive Fairfield, CT 06824	Direct	533,906(2)	15.0

Brian S. Olschan 55 Walls Drive Fairfield, CT 06824	Direct	195,726(4)	5.6

(1)	Based on a total of 3,327,455 shares outstanding as of March 3, 2017. Under applicable rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a person is deemed to be the beneficial owner of shares of Common Stock if, among other things, he or she directly or indirectly has or shares voting power or investment power with respect to such shares. A person is also considered to beneficially own shares of Common Stock which he or she does not actually own but has the right to acquire presently or within the next sixty (60) days, whether by exercise of stock options or otherwise.

(2)	Includes 228,400 shares issuable upon exercise of options.

(3)	As of December 31, 2016, as reported in the reporting person’s Schedule 13G/A dated January 10, 2017, as filed with the SEC.

(4)	Includes 156,150 shares issuable upon exercise of options.

Security Ownership of Directors and Officers

The following table sets forth certain information, as of March 3, 2017, with respect to the beneficial ownership of shares of Common Stock by (i) each director and nominee for director of the Company; (ii) each executive officer named in the Summary Compensation Table appearing below under “Executive Compensation”; and (iii) all executive officers and directors as a group. The persons shown have sole voting and investment power in these shares except as indicated below in the notes to the table.

The address of each person appearing in the table is 55 Walls Drive, Fairfield, CT 06824.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class

Rex L. Davidson (2)	28,750.9
Paul G. Driscoll (3)	146,055	4.2
Richmond Y. Holden, Jr. (4)	42,440	1.3
Walter C. Johnsen (5)	533,906	15.0
Susan M. Murphy (6)	47,576	1.4
Brian S. Olschan (7)	195,726	5.6
Stevenson E. Ward III (8)	53,450	1.6

Executive officers and directors as a group (7 persons)	1,047,903	30.0

(1)	Based on a total of 3,327,455 shares outstanding as of March 3, 2017. Under applicable rules promulgated under the Exchange Act, as amended (the “Exchange Act”), a person is deemed to be the beneficial owner of shares of Common Stock if, among other things, he or she directly or indirectly has or shares voting power or investment power with respect to such shares. A person is also considered to beneficially own shares of Common Stock which he or she does not actually own but has the right to acquire presently or within the next sixty (60) days, whether by exercise of stock options or otherwise.

(2)	Includes 28,750 shares issuable upon exercise of options.

(3)	Includes 117,300 shares issuable upon exercise of options.

(4)	Includes 26,740 shares issuable upon exercise of options.

(5)	Includes 228,400 shares issuable upon exercise of options.

(6)	Includes 37,750 shares issuable upon exercise of options.

(7)	Includes 156,150 shares issuable upon exercise of options.

(8)	Includes 37,750 shares issuable upon exercise of options.

EXECUTIVE COMPENSATION

Our compensation policies and programs for our executive officers are designed to support the overall objective of enhancing value for our shareholders. To achieve this objective, it is critical that we be able to attract, motivate, reward and retain highly qualified and productive individuals. This is to be accomplished by:

•	directly relating compensation to both Company and individual performance;

•	structuring compensation levels to be externally competitive and internally equitable;

•	enabling key employees to share in the future success of the Company by acquiring equity interests in the Company; and

•	designing compensation programs to provide an optimal combination of costs to the Company and value to our employees.

In 2016, the compensation and benefits program for our executive officers consisted of four components:

•	base salary;

•	a cash incentive bonus award;

•	stock option awards; and

•	a benefits package.

Base Salaries

The base salaries for our officers are set annually and reflect skills and experience, level and scope of responsibility and performance during the prior year and historical, long-term performance. The Compensation Committee also considers external factors, such as cost of living in the areas in which our officers reside and current market conditions. During 2016, the Chief Executive Officer participated in discussions with the Committee regarding the base salary amounts of the executive officers.

Cash Bonus Plan

The Company grants cash incentive awards under our Cash Bonus Plan based upon the achievement of both Company and individual performance objectives. The Company generally makes cash awards under this Plan if the Company achieves the minimum level of net income set by the Compensation Committee for the applicable year. However, the Company may make awards at its discretion if the minimum levels of net income are not attained due to unusual circumstances, but where the performance of individual executive officers merits such awards.

Deferred Compensation Plan

Under the Company’s Deferred Compensation Plan for executives and key managers participating in the Company’s Cash Bonus Plan, participants will be eligible to make an irrevocable election on or before

December 31st of each year as to the percentage of his or her bonus to be awarded in the following year. The deferral may be for all or a portion of the participant’s payment under the Cash Bonus Plan. All deferred amounts are non-forfeitable and earn the prime rate of interest plus 1% compounded quarterly during the period of deferral. The Company adds 20% to the deferred amount for each employee as a matching contribution up to a maximum of $10,000 annually. Amounts are deferred until separation from service with the Company. The plan is administered by the Deferred Compensation Plan Committee, which consists of our Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer.

Stock Option Program For Employees

The Company’s stock option program is administered by the Board of Directors, which acts upon recommendations of the Compensation Committee. The purpose of the Company’s stock option program is to facilitate the acquisition of equity interests in the Company by its officers and key employees thereby enabling them to share in the future success of the Company’s business. In determining the total number of options to be granted to participants in the program in a given year, the Board of Directors, takes into account factors such as: (i) the total number of shares of common stock outstanding; (ii) the total number of shares of common stock which remain available for grant under the Company’s various stock option plans; (iii) the need to have an appropriate balance between currently paid and longer-term compensation, and between cash and equity compensation, and (iv) the performance of the Company.

The Company presently maintains its 2012 Employee Stock Option Plan (the “2012 Employee Plan”), which became effective February 21, 2012. The 2012 Employee Plan provides for the issuance of incentive and nonqualified stock options having an exercise price equal to the fair market value of the Common Stock on the date the option is granted. Options granted under the 2012 Employee Plan vest 25% one day after the first anniversary of the grant date and 25% one day after each of the next three anniversaries. Under the terms of the 2012 Employee Plan, no option may be granted after the tenth anniversary of the effective date of the plan, i.e., after February 21, 2022. As of December 31, 2016, the number of shares available for grant under the 2012 Employee Plan was 66,850.

Options granted by the Company to employees historically have had a term of ten years. Commencing in July 2006, the Company has granted only non-qualified stock options to its employees. The Board presently anticipates that options which it may grant under the 2012 Employee Plan will be non-qualified stock options.

An optionee may exercise an option by delivering to the Company payment of the exercise price in cash, or, subject to the approval of the Company, by delivering of shares of the Company’s common stock, which would otherwise have been issuable to the optionee. The 2012 Employee Plan also provides for the cash settlement of option exercises, subject to the approval of the Company. No options granted under the 2012 Employee Plan are transferable by the optionee other than by the will or by laws of descent and distribution. Each option is exercisable, during the lifetime of the optionee, only by the optionee. The 2012 Employee Plan is administered by our Board of Directors.

Employee Benefits

The Company provides standard core employee benefits, including medical and dental coverage, disability insurance and life insurance. The benefits available are the same for all executive officers, except as indicated below under “Summary Compensation Table.”

401(k) Plan

The Acme United Corporation 401(k) Profit Sharing Plan, or 401(k) plan, is the primary retirement benefit offered to all United States employees of the Company. Participants may generally contribute to the Plan annually up to the maximum amount permitted under the Internal Revenue Code – $18,000 in 2016 ($24,000 for persons aged 50 and over). The Company provides to participants a matching contribution equal to fifty percent of the first six percent (6%) of the participant’s eligible compensation not to exceed the limit on eligible compensation imposed by the Internal Revenue Code – $265,000 in 2016.

Summary Compensation Table

The following table sets forth information concerning the compensation of the Company’s Principal Executive Officer and each of the two other most highly compensated executive officers of the Company for the fiscal years ended December 31, 2016 and 2015. These three officers are referred to as named executive officers, (“NEOs”).

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	All Other Compensation ($)		Total ($)

Walter C. Johnsen	2016	$652,465	$100,000	$183,600	$36,337	(3)	$972,402
Chairman & Chief Executive Officer	2015	$615,533	—	$22,140	$39,000	(3)	$677,510

Brian S. Olschan	2016	$566,014	$92,500	$142,800	$9,837	(4)	$811,150
President & Chief Operating Officer	2015	$533,975	—	$14,760	$9,837	(4)	$558,572

Paul G. Driscoll	2016	$342,508	$75,000	$61,200	$9,837	(4)	$488,545
Vice President & Chief Financial Officer	2015	$326,198	—	—	$9,837	(4)	$336,035

(1)	The bonus reported includes bonuses (a) paid during the fiscal year; and (b) paid or to be paid after the end of the fiscal year.

(2)	Represents the aggregate fair value of stock options on grant date rather than an amount paid to or realized by the named executive officer. For information on valuation assumptions, refer to Note 11, “Stock Option Plans” in the notes to the Company’s financial statements in its Annual Report on Form 10-K for the year ended December 31, 2016.

Each option vests in four equal annual installments commencing one day after the first anniversary of the grant date and thereafter one day after each of the three succeeding annual anniversary dates of the grant date. The exercise price of each option is equal to 100 percent of the fair market value on the grant date. The fair market value was determined to be the closing price of the Common Stock on the day on which the option is granted.

Each option granted to NEOs in 2016 had an exercise price of $21.49. Each option granted to NEOs in 2015 had an exercise price of $19.18 per share. The number of shares underlying the option granted to the NEOs in 2016 and 2015 were as follows:

	Number of Shares Underlying Options

Name	2016	2015

Walter C. Johnsen	45,000	6,000
Brian S. Olschan	35,000	4,000
Paul G. Driscoll	15,000	—

(3)	Consists of reimbursement of out-of-pocket health care expenses, payment of life insurance premiums and Company matching contribution to the Company’s 401(k) Profit Sharing Plan.

(4)	Consists of reimbursement of payments of life insurance premiums and Company matching contribution to the Company’s 401(k) Profit Sharing Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2016 for each of the NEOs.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (1)

Walter C. Johnsen	15,000	—	$14.93	6/12/17
	20,000	—	$13.19	8/06/18
	35,000	—	$10.10	8/03/20
	17,000	—	$10.11	1/25/21
	20,400	—	$10.02	2/21/22
	40,000	—	$10.64	7/31/22
	12,000	4,000	$12.01	1/22/23
	30,000	10,000	$13.75	7/25/23
	8,000	8,000	$15.45	2/25/24
	20,000	20,000	$16.92	7/30/24
	1,500	4,500	$19.18	2/24/25
		45,000	$21.49	8/3/26

Brian S. Olschan	15,000	—	$13.19	8/06/18
	12,000	—	$10.11	1/25/21
	25,000	—	$9.50	8/09/21
	15,400	—	$10.02	2/21/22
	30,000	—	$10.64	7/31/22
	8,250	2,750	$12.01	1/22/23
	22,500	7,500	$13.75	7/25/23
	5,500	5,500	$15.45	2/25/24
	15,000	15,000	$16.92	7/30/24
	1,000	3,000	$19.18	2/24/25
		35,000	$21.49	8/3/26

Paul G. Driscoll	11,500	—	$14.93	6/12/17
	10,000	—	$13.19	8/06/18
	15,000	—	$7.90	6/08/19
	15,000	—	$10.10	8/03/20
	5,000	—	$10.11	1/25/21
	10,000	—	$9.50	8/09/21
	5,300	—	$10.02	2/21/22
	15,000	—	$10.64	7/31/22
	4,875	1,625	$12.01	1/22/23
	11,250	3,750	$13.75	7/25/23
	3,500	3,500	$15.45	2/25/24
	7,500	7,500	$16.92	7/30/24
		15,000	$21.49	8/3/26

(1)	Options vest in four equal parts beginning one day after the first anniversary of grant date and thereafter one day after each of the three succeeding annual anniversary dates of the grant date. Each option has a ten-year term.

Pension Benefits

In December 1995, the Board of Directors adopted a resolution to freeze the Retirement Plan for Employees of Acme United Corporation, resulting in no further benefit accruals after February 1, 1996. None of the NEOs is a participant in the Retirement Plan.

Change in Control Plan

The Company’s Change in Control Plan (successor to the Salary Continuation Plan) covers officers of the Company at the level of Corporate Vice President or above, who are designated from time to time by the Board of Directors of the Company as a participant in the plan. The plan participants presently consist of four individuals: Walter C. Johnsen, Brian S. Olschan, Larry H. Buchtmann and Paul G. Driscoll. The plan is designed to retain key employees and provide for continuity of management in the event of a threatened, pending or actual change in control of the Company. A participant would receive payment under the plan if there is a change in control of the Company and, within one year after such change in control, the participant voluntarily or involuntarily separates from service of the Company for any reason whatsoever.

A change in control of the Company is deemed to occur when any one person, or more than one person acting as a group, (i) acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent (50%) of the total fair market value or total voting power of the stock of the Company; or (ii) acquires assets from the Company that have a total gross fair market value equal to or more than 50 percent (50%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, the gross fair market value of assets excludes liabilities associated with such assets.

The compensation and benefits which would be provided to a participant in the plan consist of the following:

•	Monthly salary at the rate being paid on the date of the change in control multiplied by the number of months payable, as described below;

•	Average monthly incentive bonus payments for the three taxable years immediately prior to the change in control multiplied by the number of months payable; and

•	Medical, life and other insurance in effect on the date of disposition to continue into the future for the number of months that compensation is payable.

In addition, the plan imposes a limit on the total amounts and benefits which may be paid to a participant in the plan. The plan provides that, if any amount or benefit to be paid or provided to a participant would be deemed an “excess parachute payment” (within the meaning of Section 280G of the Internal Revenue Code), then the payment to be paid or the benefits to be provided to the participant will be reduced to the minimum extent necessary so that all potential “parachute payments” to the participant will not exceed 2.99 times the participant’s “base amount” (as also defined in Section 280G).

Payment of the first two items would be made in a lump sum, no later than thirty (30) days after the participant separates from service. However, payments to be made to a participant who is a key employee (as defined in the plan, based on certain levels of compensation or stock ownership in the Company), must be deferred for six months.

A director of the Company who is also an officer of the Company at the level of Executive Vice President or above (presently Messrs. Johnsen and Olschan) would be entitled to the value of thirty-six (36) months’ compensation and benefits for thirty-six (36) months. Officers at the level of Senior Vice President and Vice President (presently, Messrs. Buchtmann and Driscoll) would be entitled to receive the value of twenty-four (24) months’ compensation and benefits for twenty-four (24) months. All of the participants in the plan are presently “key employees,” as described above.

Severance Pay Plan

The Severance Pay Plan covers officers of the Company employed in the United States at the level of Corporate Vice President or above. The plan is designed to enable the Company to attract and retain key employees. This plan covers Walter C. Johnsen, Brian S. Olschan, Larry H. Buchtmann and Paul G. Driscoll. A covered officer would receive payments under the plan if one of the following triggering events occurs:

•	involuntary termination for any reason other than gross misconduct;

•	death;

•	reduction of responsibility, status or compensation; or

•	transfer to a location unreasonably distant from his or her current location.

This plan would only apply if the Change in Control Plan would not apply. Payment under this plan, except in the event of termination by death, would be equivalent to one month’s salary multiplied by each year of service to the Company based upon the level of his or her compensation in effect immediately preceding such termination. The plan sets out a minimum and maximum number of months’ compensation payable to each such employee upon such severance. The plan would also provide death benefits to covered officers’ beneficiaries.

A Director of the Company who is also an Officer of the Company at the level of Executive Vice President or above (presently, Messrs. Johnsen and Olschan) would be entitled to a minimum of nine (9) months’ compensation and a maximum of thirty (30) months’ compensation. In the event of such officer’s death, his or her beneficiaries would be entitled to nine (9) months’ compensation. Officers at the level of Senior Vice President or Vice President (presently, Messrs. Buchtmann and Driscoll) would be entitled to a minimum of six (6) months’ compensation and a maximum of eighteen (18) months’ compensation. In the event of such officer’s death, his or her beneficiaries would be entitled to six (6) months’ compensation. Payments would be made in a single lump sum.

Equity Compensation Plan Information

The following table sets forth information regarding compensation payable under the Company’s equity compensation plans (the 2005 Non-Salaried Director Stock Option Plan and the 2012 Employee Stock Option Plan) in effect as of December 31, 2016. The Company’s shareholders have approved each equity compensation plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans, (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	1,088,278	$14.18	66,850
Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	1,088,278	$14.18	66,850

DIRECTOR COMPENSATION

Cash Compensation

As described below, in 2016, the Company paid as compensation to non-employee directors cash consisting of annual fees and fees for Board and committee meetings attended. Each director who chaired a committee received additional compensation to compensate for the additional responsibility and effort associated with the director’s respective position. These fees consisted of:

•	an annual fee of $31,800, payable quarterly;

•	$1,700 for each Board meeting attended;

•	$750 for each committee meeting attended;

•	$850 to committee chairpersons for each committee meeting conducted; and

•	an annual fee of $3,700 to the Chairperson of the Audit Committee.

In addition, the Company provided reimbursement to each director for customary and usual travel expenses incurred in connection with attendance at Board and committee meetings.

Stock Options

Under the 2005 Non-Salaried Director Stock Option Plan (the “2005 Director Plan”), each non-employee director re-elected to the Board of Directors received an annual option grant to purchase 5,000 shares of Common Stock. The Company customarily made the annual option grant on the date on which its Annual Meeting of Shareholders was held. The 2005 Director Plan expired on May 31, 2015, and no options could be granted under the 2005 Director Plan after that date. However, each option outstanding under the 2005 Director Plan on May 31, 2015 would extend beyond that date for the remainder of the term of such option.

Because the Company did not make the customary annual grant of options to the non-salaried directors in 2016, the Company, instead, paid a cash fee to each of the non-salaried directors in lieu of an annual option grant, as described below.

Under the 2005 Director Plan, each new director, upon becoming a member of the Board of Directors, received an option to purchase 5,000 shares of Common Stock. These options vest as follows: 25% on the day after the grant date; 25% one day after the first year anniversary of the grant date; 25% one day after the second year anniversary of the grant date; and 25% one day after the third year anniversary of the grant date. No such options were granted in fiscal year 2016.

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s non-employee directors during the fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($) (1)	Total

Rex L. Davidson	$49,852	$20,850	$70,702
Richmond Y. Holden, Jr.	$52,396	$20,850	$73,246
Susan M. Murphy	$47,626	$20,850	$68,476
Stevenson E. Ward III	$53,870	$20,850	$74,720

(1)	The amount paid was equal to the aggregate fair value of stock options on April 25, 2016 (the date of the Annual Meeting of Shareholders held in 2016) and was paid in cash to the director in lieu of an annual option grant under the expired 2005 Director Plan. For information on the valuation assumptions, refer to the Note 11, “Stock Option Plans,” in the notes to the Company’s financial statements in its Annual Report on Form 10-K for the year ended December 31, 2016.

The following table shows the aggregate number of option awards outstanding for each non-employee director as of December 31, 2016.

Name	Aggregate Option Awards Outstanding as of December 31, 2016

Rex L. Davidson	28,750
Richmond Y. Holden, Jr.	26,740
Susan M. Murphy	37,750
Stevenson E. Ward III	37,750

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2016, with management and with representatives of Marcum LLP, the Company’s independent registered public accounting firm, including discussions of the applicability and quality of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Management has the primary responsibility for the financial statements and the Company’s accounting, auditing and financial reporting processes. The Audit Committee does not provide any expert or special assurance as to the Company’s financial statements. Marcum LLP is responsible for expressing an opinion on the conformity of the Company’s financial statements with generally accepted accounting principles in the United States. The Audit Committee does not provide any professional certification as to Marcum LLP’s work product.

As required by the standards of the Public Company Accounting Oversight Board, the Audit Committee has discussed with representatives of Marcum LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees and Related and Transitional Amendments to PCAOB Standards.” The Audit Committee has received and reviewed the written disclosures and letters from Marcum LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed the independence of Marcum LLP from the Company and its management with representatives of the firm. The Committee also considered the compatibility of non-audit services with Marcum LLP’s independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plan for their respective audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussion referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2016, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Stevenson E. Ward, III, Chair

Richmond Y. Holden, Jr., Member

Rex L. Davidson, Member

Transactions with Related Persons

The term “related person” includes any executive officer of the Company, any director or nominee for election as director, any security holder holding more than 5% of the Common Stock or any immediate family member of any of the foregoing persons.

Policy

As adopted by the Board of Directors, the charter of the Audit Committee requires that related person transactions must be reviewed and approved by the Audit Committee of the Board, which consists solely of independent directors. This requirement applies to any such transaction and is not limited to transactions which meet the minimum threshold for disclosure in the proxy statement under the relevant rules under the Exchange Act (generally, with respect to smaller reporting companies, transactions which involve an amount equal to the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which a related person has a direct or indirect material interest).

Procedures

Management or the affected director or executive officer will bring the transaction to the attention of the Audit Committee. The transaction must be approved in advance whenever practicable, and if not practicable, must be reviewed as promptly as practicable. Although the Audit Committee has not adopted formal procedures for the review and approval of transactions with related persons, the Audit Committee will approve the transaction only if it determines that it is in the best interests of the Company.

If the Audit Committee were to approve a related party transaction, the Audit Committee would periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

There were no related person transactions with the Company since January 1, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of the Common Stock (collectively referred to herein as “Reporting Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting Persons are required by the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of copies of such forms received by the Company and written representations from Reporting Persons, the Company believes that, during the 2016 fiscal year, all Reporting Persons complied with all applicable filing requirements under Section 16(a).

PROPOSAL 2

AMENDMENT TO THE 2012 EMPLOYEE STOCK OPTION PLAN

On March 3, 2017, the Board of Directors, approved the amendment of the 2012 Employee Plan, to increase the number of shares which may be issued upon exercise of options granted under the 2012 Employee Plan, from 700,000 to 940,000. The effectiveness of the amendment is subject to approval by our shareholders. No options remain available for issuance under the 2012 Employee Plan. The Company proposes that the number of shares of Common Stock reserved for issuance under the 2012 Employee Plan be so increased in order to enable the Company to continue to utilize stock options. The Company believes that such equity incentives help it to remain competitive in attracting, motivating, rewarding and retaining highly qualified personnel. In determining the amount of the proposed increase in the number of shares which may be issued upon exercise of options granted or which may be granted under the 2012 Employee Plan, the Board of Directors considered, among other things, (i) the factors described above under “Executive Compensation

– Stock Option Program for Employees”; (ii) the number of shares issuable under the plan has not been increased since April, 2015; and (iii) the anticipated increases from time to time in the number of participants in the 2012 Employee Plan as a result of the growth of the Company (both internally and through acquisition).

The following description of the 2012 Employee Plan as amended is qualified in its entirety by reference to the text of the 2012 Employee Plan and its prior amendments, copies of which have been filed with the SEC.

Purpose

The purpose of the 2012 Employee Plan is to advance the interests of the Company and its shareholders by strengthening the ability of the Company to attract, retain and reward highly qualified key employees, to motivate key employees to achieve business objectives established to promote the long-term growth, profitability and success of the Company, and to encourage ownership of the Common Stock by participating key employees.

Administration of the 2012 Employee Plan

The 2012 Employee Plan is administered by the Board of Directors of the Company. In administering the 2012 Employee Plan, the Board acts upon recommendations of the Compensation Committee, which consists of members of the Board who are not employees of the Company. Subject to the provisions of the 2012 Employee Plan, the Board determines the employees who will receive options under the 2012 Employee Plan, the number of shares subject to each option and the terms of those options, and interprets the 2012 Employee Plan and makes such rules of procedure as the Board may deem proper.

Shares of Stock Subject to the 2012 Employee Plan

The aggregate number of shares that may be issued upon exercise of options granted during the term of the 2012 Employee Plan is presently limited to 700,000 shares of the Common Stock of the Company. This limit may not be increased, other than by amendment of the 2012 Employee Plan, during the term of the 2012 Employee Plan except by proportionate adjustment following recapitalization, stock splits, stock dividends or any similar adjustment in the number of shares subject to outstanding options, and in the related option exercise price. If the shareholders approve Proposal 2, 240,000 additional shares (which can be authorized but unissued shares or treasury shares or a combination thereof) will be reserved for the award of options.

Eligibility

Based on current staffing, under the 2012 Employee Plan, approximately 30 to 35 key employees of the Company (including directors and officers who are employees) may be granted options to purchase shares of Common Stock.

Options

Options granted under the 2012 Employee Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. The exercise price with respect to an option awarded under the plan will be one hundred percent (100%) of the fair market value of the Common Stock on the date that the option is granted provided, however, that the price shall not be less than the par value of the Common Stock which is subject to the option. If incentive stock options are granted to an employee owning Common Stock having more than ten percent (10%) of the voting power of the Company, the exercise price must be at least one hundred ten percent (110%) instead of one hundred percent (100%) of the fair market value of the Common Stock on the date that the option is granted, and the option by its terms may not be exercisable after the expiration of five (5) years from the date of grant. No option may be granted under the 2012 Employee Plan after the tenth anniversary of the adoption of the plan. The options granted by the Company to employees historically have had a term of ten years.

Under the 2012 Employee Plan (and its predecessor plans), the Company may grant both incentive stock options (“ISOs”) and non-qualified stock options. However, commencing in July 2006, the Company has granted only non-qualified stock options to its employees. The Board presently anticipates that options which it may grant under the 2012 Employee Plan will be non-qualified stock options.

Option Vesting Schedule

Upon the granting of any option, the optionee must enter into a written agreement with the Company setting forth the terms upon which the option may be exercised. Such an agreement sets forth the length of the term of the option and the timing of its vesting and may provide arrangements for income and employment tax withholding. Under terms of the 2012 Employee Plan, options are exercisable in accordance with the following schedule: twenty-five percent (25%) one day after first year anniversary of the date of grant; twenty-five percent (25%) one day after second year anniversary of date of grant; twenty-five percent (25%) one day after third year anniversary of date of grant; and twenty-five percent (25%) one day after the fourth year anniversary of date of grant. In no event shall the length of an option extend beyond ten years from the date of its grant.

Under the 2012 Employee Plan, if the employment of any person to whom an option has been granted is terminated for any reason other than the death, disability or retirement of the optionee, the optionee may exercise all options vested on the termination date within one (1) year following such termination, subject to the ten (10) year limitation on the term of options. If the termination is by reason of retirement, the optionee may exercise the option, in whole or in part, at any time within one (1) year following such termination of employment, subject to the ten (10) year limitation, but if the option is exercised later than three (3) months from the date of retirement the option shall not constitute an ISO. If the optionee dies while employed by the Company or its subsidiaries, or during a period after termination of employment in which the optionee could exercise an option, the optionee’s beneficiary may exercise the option within one (1) year of the date of the optionee’s death but in no event may the option be exercised later than the date on which the option would have expired if the optionee had lived. If the termination is by reason of disability, the optionee may exercise the option, in whole or in part, at any time within one (1) year following such termination of employment or within such other period, not exceeding three (3) years after the date of disability, as is set forth in the option agreement with respect to such options, provided, however, that if the option is exercised later than one (1) year after the date of disability, it shall not constitute an ISO, and in no event may the option be exercised after ten (10) years from grant. If the employment of an optionee is terminated for any reason other than termination for cause (as defined in the 2012 Employee Plan) after more than 15 years of employment, the optionee’s exercise rights for any vested Option shall be automatically extended until the expiration of the term for such option. However, in no event shall the period extend beyond the expiration of the term.

In addition, if an optionee ceases to be employed by the Company and becomes, or continues to be, a member of the Board of Directors prior to the time the optionee’s option(s) would have otherwise expired, the optionee’s option(s) shall continue to vest in accordance with the terms of the 2012 Employee Plan and shall continue to be exercisable for the remainder of the term of the option(s). Any option which is not exercised by the optionee within the three-month period immediately following the optionee’s termination of employment, or, in the case of termination of employment on account of disability, within one (1) year after the date of disability, shall cease to be an ISO. If an optionee described in the preceding two sentences ceases to be a member of the Board of Directors for any reason, the optionee’s option(s) shall terminate in accordance with the provisions of Section 2.4(a) of the Acme United Corporation Non-Salaried Director Stock Option Plan, which section (i) cancels any unvested options at that time; (ii) permits a twelve-month period for exercise of vested options in the event of termination due to death or disability; and (iii) permits a thirty-day period for exercise of vested options in the event of termination due to any other reason, except that the Board may in its discretion extend the period of exercise.

If the Corporation dissolves, sells substantially all of its assets, is acquired in a stock for stock or securities exchange, or is a party to a merger or other reorganization in which it is not the surviving corporation, then each Option shall fully vest and become fully exercisable commencing upon the occurrence of the transaction and thereafter may be exercised for a period of sixty (60) days.

Notwithstanding the above, no option may be exercised after the expiration date specified in the option agreement. Options granted under the 2012 Employee Plan may not be transferred other than by will or by the laws of descent and distribution and, during the optionee’s lifetime, may be exercised only by the optionee.

Method of Exercise

An optionee may exercise an option by three methods (i) by delivering payment to the Company in cash, (ii) by a “cashless exercise” (electing to pay for the shares through a reduction in the number of shares otherwise deliverable by the number of shares equal to the aggregate value of the total exercise price) or (iii) by electing to receive a cash payment from the Company in an amount equal to the number of shares being exercised multiplied by the excess of (a) the fair market value of the shares over (b) the exercise price of the Option. The second and third methods are subject to the consent of the Company at the time the optionee gives notice to the Company of the option exercise.

Amendment to the 2012 Employee Plan

The 2012 Employee Plan may be terminated, suspended, or modified at any time by the Board of Directors, but no amendment increasing the maximum number of shares for which options may be granted (except to reflect a stock split, stock dividend or other distribution), reducing the option price of outstanding options, extending the period during which options may be granted, or otherwise materially increasing the benefits accruing to optionees or changing the class of persons eligible to be optionees, shall be made without first obtaining approval of the shareholders of the Company. No termination, suspension or modification of the 2012 Employee Plan shall adversely affect any right previously acquired by the optionee or other beneficiary under the 2012 Employee Plan.

Federal Income Tax Consequences

Granting of Non-Qualified Stock Options

With respect to the tax effects of non-qualified stock options, since the options granted under the 2012 Employee Plan do not have a “readily ascertainable fair market value” within the meaning of the Federal income tax laws, an optionee of an option will realize no taxable income at the time the option is granted.

Exercise of Non-Qualified Stock Options

When a non-qualified stock option is exercised, the optionee will generally be deemed to have received compensation, taxable at ordinary income tax rates, in an amount equal to the excess of the fair market value of the shares of Common Stock of the Company on the date of exercise of the option over the exercise price. The Company will withhold income and employment taxes in connection with the optionee’s recognition of ordinary income as a result of the exercise by an employee/optionee of a non-qualified stock option, and arrangements must be made with the Company for the source of such withholding. The Company generally can claim a deduction in the fiscal year of the Company that includes the last day of the taxable year of the optionee during which the optionee recognizes income from the option exercise. The amount of such deduction will be equal to the ordinary income recognized by the optionee.

Granting of Incentive Stock Options and Exercise of Incentive Stock Options

With respect to the tax effects of an ISO, the optionee does not recognize any regular taxable income when the option is granted or exercised; however, the excess of the fair market value of the stock on the date of exercise over the exercise price must be included in the optionee’s alternative minimum taxable income and subject to alternative minimum tax at a rate up to twenty-eight percent (28%). There is, however, a credit available for the alternative minimum tax paid with respect to the exercise of an ISO.

Sale of Shares

When stock acquired through the exercise of a non-qualified stock option is sold, the difference between the optionee’s basis in the shares and the sale price will be taxable to the optionee as a capital gain (or loss). The gain will be long-term capital gain (loss) for federal income tax purposes if the stock was held for more than one (1) year after the option exercise.

If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two (2) years after the date the option was granted or within one (1) year after the shares were transferred to the optionee, then (a) upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction will be allowed to the Company for federal income tax purposes. The tax basis of the stock for alternative minimum tax purposes shall be the fair market value of the stock on the date of exercise of the option.

If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two (2) year and one (1) year holding periods described above (a “Disqualifying Disposition”) generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon the sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Any further gain realized will be taxed as short-term or long-term capital gain (depending on the holding period) and will not result in any deduction by the Company. A Disqualifying Disposition in the same year as exercise of an ISO will eliminate the alternative minimum tax adjustment associated with the exercise of the ISO.

2012 Employee Plan Benefits

Awards under the 2012 Employee Plan are granted at the discretion of the Board of Directors, which acts upon recommendations of the Compensation Committee. The Board determines the key employees who will receive options under the 2012 Employee Plan and the terms of those options. Accordingly, the nature and amounts of any future awards to be made to participants in the 2012 Employee Plan are not presently determinable.

Since the grant of option awards under the 2012 Employee Plan will be determined at the discretion of the Board of Directors, the Company is not presently able to determine the number of options that may be granted to each Named Executive Officer, all current executive officers as a group, and all other employees. Non-employee directors are not eligible to participate in the 2012 Employee Plan.

However, assuming that the proposed amendment to the 2012 Employee Plan had been in effect with respect to fiscal year 2016, the Company would have awarded (and in fact did award) options as follows:

Name and Position or Group	Dollar Value (1)	Number of Shares

Walter C. Johnsen	$183,600	45,000
Brian S. Olschan	$142,800	35,000
Paul G. Driscoll	$61,200	15,000

Executive Officers as a Group	$387,600	95,000
Non-Executive Directors as a Group	0	0
Non-Executive Officer Employee Group	$305,630	76,000

(1)	Represents the aggregate fair value of stock options on grant date rather than an amount paid to or realized by the named executive officer. For information on valuation assumptions, refer to the note on Stock Option Plans in the notes to the Company’s financial statements in its Annual Report on Form 10-K for the year ended December 31, 2016.

Vote Required

The approval of the amendment to the 2012 Employee Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock of the Company cast in person or by proxy on the amendment. If the amendment is not approved by shareholders, it will not become effective.

The Board of Directors recommends a vote FOR approval of the amendment to the 2012 Employee Stock Option Plan.

PROPOSAL THREE

ADOPTION OF 2017 NON-SALARIED DIRECTOR STOCK OPTION PLAN

On February 23, 2017, the Board of Directors adopted, subject to approval of the Shareholders, the 2017 Non-Salaried Director Stock Option Plan (2017 Director Plan). The following description of the 2017 Director Plan is qualified in its entirety by reference to the text of the plan, a copy of which is attached hereto as Exhibit A. The 2017 Director Plan replaces the 2005 Non-Salaried Director Plan which expired in 2015. Under the 2005 Non-Salaried Director Plan 180,000 shares were authorized of which 178,500 shares were used.

Purpose

The purpose of the 2017 Director Plan is to provide long-term incentive supplemental compensation for members of the Board of Directors of the Company who are not employees of the Company through the ownership of the Company’s Common stock, thereby further aligning their interest with the interests of shareholders. Stock option plans for non-employee directors have served the Company and its shareholders well by directly relating incentive compensation to the building of long term shareholder values.

Administration of the 2017 Director Plan

The 2017 Director Plan will be administered by the Compensation Committee of the Board of Directors composed of non-employee directors (the “Committee”).

Shares of Stock Subject to the 2017 Director Plan

The 2017 Director Plan permits the granting of options to purchase an aggregate of 60,000 shares of Common Stock.

Eligibility

All non-salaried directors of the Company are eligible to participate in the 2017 Director Plan.

Duration of the 2017 Director Plan

No awards of stock options may be made under the 2017 Director Plan after February 23, 2027. Applicable provisions will continue in effect thereafter with respect to all unexercised options outstanding prior to that date.

Options

Under the terms of the 2017 Director Plan, each non-salaried director would annually be granted an option to purchase 5,000 shares of Common Stock. Each newly appointed Non-Employee Director would receive an initial option to purchase 5,000 shares of common stock, and thereafter would annually, along with the other Non-Employee Directors, receive an option to purchase 5,000 shares of Common Stock. Under the 2017 Director Plan, the Board of Directors has the authority to increase or decrease the number of shares of Common Stock which are the subject of such annual or initial option grants.

The terms of the options shall, at the time of the grant, provide that the options will not be treated as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

The exercise price with respect to an option awarded under the 2017 Director Plan will be 100% of the fair market value of the Common Stock as of the date the option is granted. An optionee may exercise an option in three ways (i) by delivering payment to the Company in cash, (ii) by a “cashless exercise” (electing to pay for the shares through a reduction in the number of shares otherwise deliverable by the number of shares equal to the aggregate value of the total exercise price) or (iii) by electing to receive a cash payment from the Company in an amount equal to the number of shares being exercised multiplied by the excess of (a) the fair market value of the shares over (b) the exercise price of the Option. The second and third methods are subject to the consent of the Company at the time of the option exercise. The optionee must satisfactorily provide for the payment of any taxes which the Company is obligated to collect or withhold before the Common Stock is transferred to the optionee.

Terms of Exercise of Options

Each option granted to directors under the 2017 Director Plan as part of the annual grant of options to directors shall become exercisable one day after such option was granted. Initial options granted to newly-elected directors become exercisable over three years in four equal installments, as follows: (i) 25% on the date on which the option is granted; and (ii) thereafter, 25% annually on each of the first three anniversaries of the date on which the option was granted. However, if an optionee ceases to serve as a director of the Company, including any voluntary or involuntary termination of service as a director, death, disability or retirement, the unvested portion of an Option shall immediately terminate and be null and void, and the vested but unexercised portion shall terminate twelve (12) months from the date of the termination. If an optionee is terminated after more than five years of service on the Board, the optionee’s exercise rights for any vested Option shall be automatically extended until the expiration of the term for such Option. However, in no event shall the period extend beyond the expiration of the term. In the event that an optionee is terminated for cause, all vested and unvested Options held by such optionee shall immediately terminate and be null and void.

Recipients will have no rights as stockholders until the date of exercise in the case of an exercise involving receipt of stock. Options may not be transferred except upon the death of the grantee.

Amendment to the 2017 Director Plan

Without further approval of the shareholders, the Board may discontinue the 2017 Director Plan at any time and may amend it from time to time in such respect as the Board may deem advisable including the initial and annual numbers of options granted, unless shareholder or regulatory approval is required by law or regulation and subject to any conditions established by the terms of such amendment.

Federal Income Tax Consequences

Granting of Non-Qualified Stock Options

With respect to the tax effects of non-qualified stock options, since the options granted under the 2017 Director Plan do not have a “readily ascertainable fair market value” within the meaning of the Federal income tax laws, an optionee of an option will realize no taxable income at the time the option is granted.

Exercise of Non-Qualified Stock Options

When a non-qualified stock option is exercised, the optionee will generally be deemed to have received compensation, taxable at ordinary income tax rates, in an amount equal to the excess of the fair market value of the shares of Common Stock of the Company on the date of exercise of the option over the exercise price. The Company will withhold income and employment taxes in connection with the optionee’s recognition of ordinary income as a result of the exercise by an employee/optionee of a non-qualified stock option, and arrangements must be made with the Company for the source of such withholding. The Company generally can claim a deduction in the fiscal year of the Company that includes the last day of the taxable year of the optionee during which the optionee recognizes income from the option exercise. The amount of such deduction will be equal to the ordinary income recognized by the optionee.

Sale of Shares

When stock acquired through the exercise of a non-qualified stock option is sold, the difference between the optionee’s basis in the shares and the sale price will be taxable to the optionee as a capital gain (or loss). The gain will be long-term capital gain (loss) for federal income tax purposes if the stock was held for more than one (1) year after the option exercise.

2017 Director Plan Benefits

Under the 2017 Director Plan, awards of options to purchase 5,000 shares are granted to each newly elected non-salaried director and awards of options to purchase 5,000 shares are granted annually to each non-salaried director thereafter. The Committee determines the terms of those options. Accordingly, while the number of options is determined pursuant to the terms of the 2017 Director Plan, the terms any future awards to be made to non-salaried directors in the 2017 Director Plan are not presently determinable.

Assuming that the proposed 2017 Director Plan had been in effect with respect to fiscal year 2016, the Company would have awarded options (and in fact did award the cash equivalent thereof) as follows:

Name and Position or Group	Dollar Value (1)	Number of Shares

Rex L. Davidson	$20,850	5,000
Richmond Y. Holden, Jr.	$20,850	5,000
Susan M. Murphy	$20,850	5,000
Stevenson E. Ward III	$20,850	5,000

Non-Salaried Director Group	$83,400	20,000

(1)	The amount paid was equal to the aggregate fair value of stock options on April 25, 2016 (the date of the Annual Meeting of Shareholders held in 2016) and was paid in cash to the director in lieu of the annual option grant amount. For information on valuation assumptions, refer to the note on Stock Option Plans in the notes to the Company’s financial statements in its Annual Report on Form 10-K for the year ended December 31, 2016.

Vote Required

The 2017 Non-Salaried Director Stock Option Plan described requires the affirmative vote of a majority of the shares of Common Stock of the Company voting in person or by proxy on the amendment. If the 2017 Non-Salaried Director Stock Option Plan is not approved by shareholders, it will not become effective.

The Board of Directors recommends a vote FOR approval of the 2017 Non-Salaried Director Stock Option Plan.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017

The Audit Committee of the Board of Directors has appointed Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Representatives of Marcum LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

The Audit Committee is not aware of any disagreements between management and our current auditors, Marcum LLP, regarding accounting principles and their application or otherwise.

Audit Committee Pre-Approval of Independent Auditor Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent auditors. The policies and procedures provide that management and the independent auditors jointly submit to the Audit Committee a schedule of audit and non-audit services for approval as part of the annual plan for each year. In addition, the policies and procedures provide that the Audit Committee may also pre-approve particular services not in the annual plan on a case-by-case basis. For each proposed service, management and the auditors must provide a detailed description of the service and the projected fees and costs (or a range of such fees and costs) for the service.

Fees to Auditors

Set forth below is a description of the fees for professional audit services rendered by Marcum LLP, for the audit of our annual financial statements for the fiscal years indicated and review of our interim financial statements, and fees for other services rendered by Marcum LLP.

	Fees For Fiscal Years Ended
Fee Category	December 31, 2016	December 31, 2015

Audit Fees	$ 204,000	$ 207,000
Audit Related Fees	17,000	21,000
Tax Fees	53,000	39,000

Total Fees	$ 274,000	$ 267,000

Audit Related Fees. These fees were for the audit of the Acme United Corporation 401(k) Profit Sharing Plan, due diligence services and services rendered in connection with the filing of registration statements related to the Company’s stock option plans.

Tax Fees. Tax services included tax compliance, tax advice, and tax planning.

The Audit Committee has determined that the provision of non-audit services described above is compatible with maintaining Marcum LLP’s independence.

Vote Required

The ratification of the appointment by our Audit Committee of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of a majority of the shares of Common Stock of the Company voting in person or by proxy on such ratification. Although shareholder approval of the appointment is not required by law and is not binding on the Audit Committee, we nonetheless are seeking shareholder ratification because we believe it to be a matter of good corporate practice. If shareholders do not ratify the selection of Marcum LLP, the Audit Committee will reconsider whether to retain Marcum LLP, but may retain such independent auditor.

The Board of Directors recommends a vote FOR the ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2017.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

If you intend to present a proposal at our 2018 Annual Meeting, you must submit it to us no later than November 22, 2017, to receive consideration for inclusion in our 2018 proxy materials. If you intend to present a proposal at our 2018 Annual Meeting that is not to be included in our 2018 proxy materials, you must send the proposal to us in writing by February 9, 2018. Any such proposal should be sent to the Secretary of the Company at 55 Walls Drive, Fairfield, Connecticut, 06824.

OTHER BUSINESS

Management does not know of any matters to be presented, other than those described herein, at the Annual Meeting. If any other business should come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Paul G. Driscoll,

Vice President and Chief Financial Officer, Secretary and Treasurer

March 22, 2017

EXHIBIT A

ACME UNITED CORPORATION

2017 NON-SALARIED DIRECTOR STOCK OPTION PLAN

I. GENERAL

1.1 Purpose of the Plan

The purpose of Acme United Corporation’s 2017 Non-Salaried Director Stock Option Plan (the “Plan”) is to enable Acme United Corporation (the “Company”) to attract and retain persons of exceptional ability to serve as directors of the Company and to align the interests of directors and shareholders in enhancing the value of the Company’s common stock (the “Common Stock”).

This Plan replaces the Company’s 2005 Non-Salaried Director Stock Option Plan, as amended.

1.2 Administration of the Plan

The Plan shall be administered by the Compensation Committee or its successors (the “Committee”) of the Company’s Board of Directors (the “Board”) which shall have full and final authority in its discretion to interpret, and administer the provisions of the Plan; to adopt rules and regulations for carrying out the Plan; to decide all questions of fact arising in the application of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall consist of at least two persons and shall meet once each fiscal year, and at such additional times as it may determine or as is requested by the chief executive officer of the Company.

1.3 Eligible Participants

Commencing upon the Effective Date, each member of the Board who is not a salaried employee of the Company or any of its subsidiaries shall be a participant (a “Participant”) in the Plan.

1.4 Grants Under the Plan

Grants of options under the Plan (an “Option” or “Options”) shall be evidenced by Option Agreements (as hereinafter defined).

1.5 Shares

The aggregate number of shares of Common Stock, including shares reserved for issuance pursuant to the exercise of Options, which may be issued under the terms of the Plan, may not exceed 60,000 shares and hereby are reserved for such purpose. Shares of Common Stock issuable upon exercise of Options shall be made available from authorized but unissued shares or from shares purchased or otherwise acquired by the Company, as shall be determined from time to time by the Board. Whenever any outstanding grant or portion thereof expires, is canceled or forfeited or is otherwise terminated for any reason without having been exercised, the Common Stock allocable to the expired, forfeited, canceled or otherwise terminated portion of the grant may again be the subject of further grants hereunder. If either (i) the exercise price of an Option is paid by Net Share Exercise pursuant to Section 2.5(b)(ii) of the Plan, or if (ii) the exercise of an Option is settled by payment of cash to the Participant pursuant to Section 2.5(b)(iii) of the Plan, the shares otherwise deliverable upon exercise of an Option shall again be available for issuance under the Plan.

Notwithstanding the foregoing, the number of shares of Common Stock available for grants at any time under the Plan shall be reduced to such lesser amount as may be required pursuant to the methods of calculation necessary so that the exemptions provided pursuant to Rule 16b-3 under the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), will continue to be available for transactions involving all current and future grants. In addition, during the period that any grants remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of shares of Common Stock attributable to such grants for purposes of calculating the maximum number of shares of Common Stock available for the granting of future grants under the Plan, provided that following such adjustments the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future grants.

1.6 Definitions

The following definitions shall apply to the Plan:

(a) “Cause” means shall mean (i) the engaging by the Participant in willful misconduct that is materially injurious to the Company, (ii) the embezzlement or misappropriation of funds or property of the Company by the Participant, (iii) the conviction of the Participant of a felony or the entrance of a plea of guilty or nolo contendere by the Participant to a felony, or (iv) the willful failure or refusal by the Participant to substantially perform his duties or responsibilities that continues after being brought to the attention of the Participant (other than any such failure resulting from the Participant’s incapacity due to Disability). For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered willful unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Determination of Cause shall be made by the Board in its sole discretion. Any such determination shall be final and binding on a Participant.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Effective Date” shall mean the date on which the Board of Directors of the Company approves the Plan.

(d) “Disability” means the inability of a person in the opinion of a qualified physician acceptable to the Company, to perform the major duties as a director of the Company because of the sickness or injury of the person if such disability continues for more than three (3) months.

(e) “Fair Market Value” means the closing price of shares of Common Stock on such date on the principal national securities exchange or automated quotation system of a registered securities association on which such shares of Common Stock are listed or admitted to trading for that day (or if no sales were reported on that day, the closing price on the trading day immediately preceding such day). If the shares of Common Stock on such date are not listed or admitted to trading, the Fair Market Value shall be the value established by the Board in good faith using a reasonable application of a reasonable valuation method pursuant to the requirements of Section 409A of the Code, and the Treasury Regulations issued thereunder (collectively, “Code Section 409A”). With respect to delivery of an exercise notice before the opening of trading on a particular day or on a non-trading day, Fair Market Value means the closing price published on the immediately preceding trading day.

(f) “Option Agreement” means, with respect to an Option, the written agreement provided by the Company to a Participant in connection with the grant of such Option setting forth the terms of the Option, including the date of grant and the exercise price of such Option.

(g) “Retirement” means the termination of a Participant’s service as a director (i) during his/her term of office, for a reason other than death or Disability or as a result of termination for Cause or (ii) at the end of his/her term of office where the director has determined not to stand for re-election, or where he/she is not re-elected.

II. OPTIONS

2.1 Terms and Conditions of Options

(a) Option Grants to New Directors. Each Participant who is elected a director after the Effective Date and who has not received any prior grant under this or any predecessor plans for non-salaried directors of the Company, shall receive an initial grant of an Option to purchase 5,000 shares of Common Stock (the “Initial Option”) on his/her date of election as a director. Each Initial Option will vest over three years as described in Section 2.4, below.

(b) Annual Option Grants. Each Participant who is elected as a director and who is not entitled to receive an Initial Option grant during the year of such election will receive an Option to purchase 5,000 shares of Common Stock (the “Annual Option”). Under the Plan, the Board has the authority to increase or decrease the number of shares of Common Stock which are the subject of such Initial Option or Annual Option grants.

2.2 Nonqualified Stock Options

The terms of the Options shall, at the time of grant, provide that the Options will not be treated as incentive stock options within the meaning of Section 422 of the Code.

2.3 Option Price

The option price per share shall be the Fair Market Value of the Common Stock on the date the Option is granted.

2.4 Term and Exercise of Options

(a) Term. The term of an Option may not exceed ten (10) years from the date of grant as shall be specified in the related Option Agreement, subject to early termination pursuant to the terms of this Plan (the “Option Term”).

(b) Exercise of Initial Options. Each Initial Option (granted when a Participant is first elected as a director) shall have a (10) ten year term and become exercisable as follows:

25% – date of grant

25% – one year after date of grant

25% – two years after date of grant

25% – three years after date of grant

(c) Exercise of Annual Options. Each Annual Option shall become exercisable one day after the date such Annual Option was granted.

(d) Termination other than by Death, Disability or Retirement.

(i) Except as otherwise provided in this Section 2.4, after a Participant ceases to serve as a director of the Company, including, without limitation, any voluntary or involuntary termination of a Participant’s service as a director (a “Termination”), the unvested portion of an Option shall immediately terminate and be null and void, and the vested but unexercised portion of any outstanding Options held by such Participant shall terminate and be null and void for all purposes, after twelve (12) months have elapsed from the date of the Termination unless extended by the Committee, in its sole discretion, within thirty (30) days from the date of the Termination. Notwithstanding the foregoing, upon a Termination of a Participant who has served on the Board for more than five (5) years, the exercise rights for any vested Option the Participant holds shall be automatically extended until the expiration of the Option Term for such Option. However, in no event shall the period extend beyond the expiration of the Option Term.

(ii) In the event that a Participant is terminated for Cause, all vested and unvested Options held by such Participant shall immediately terminate and be null and void.

(e) Termination Upon Death, Disability or Retirement.

(i) Upon a Termination as a result of death, Disability, or Retirement of a Participant who has served on the Board for less than five years, the unvested portion of any Option shall immediately terminate and be null and void, and the vested but unexercised portion of any outstanding Options held by such Participant may be exercised by the Participant or the Participant’s legal representative within twelve (12) months after such death or Disability. Upon the death, Disability or Retirement of a Participant who has served on the Board for more than five years, the exercise rights for any vested Option the Participant holds shall be automatically extended until the expiration of the Option Term for such Option. However, in no event shall the period extend beyond the expiration of the Option Term.

(ii) A Participant, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his or her legal representative, who, by reason of his or her death, shall acquire the right to exercise all or a portion of the Option. If no designation is made before the death of the Participant, the Participant’s Option may be exercised by the personal representative of the Participant’s estate or by a person who acquired the right to exercise such Option by will or the laws of descent and distribution. If the person with exercise rights desires to exercise any portion of the Option, such person must do so in accordance with the terms and conditions of this Plan.

2.5 Notice of Exercise

(a) When exercisable pursuant to the terms of the Plan and the governing Option Agreement, an Option shall be exercised by the Participant as to all or part of the shares subject to the Option by delivering written notice of exercise to the Company at its principal business office or such other office as the Company may from time to time direct, (i) specifying the number of shares subject to the Option (or portion thereof) being exercised; (ii) specifying the method of payment of the total exercise price of the Option (or portion thereof); and (iii) containing such further provisions consistent with the provisions of the Plan as the Company may from time to time prescribe. The written notice of exercise shall be in the form and delivered in the manner prescribed by the Company from time to time. No Option may be exercised after the expiration of the term specified in Section 2.4 hereof.

(b) Payment of the exercise price of the Option shall be paid in full at the time the Option (or portion thereof) is exercised. Such payments shall be made:

(i)	in cash in United States currency;

(ii)	subject to the consent of the Company at the time of exercise and if permitted by the Option Agreement granting such Option, the Participant may elect in the notice of exercise given pursuant to Section 2.5(a) to make such payment by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option by the number of shares having an aggregate value equal to the total exercise price of the Option (or portion thereof), based on the Fair Market Value (“Net Share Exercise”); or

(iii)	subject to the consent of the Company at the time of exercise and if permitted by the Option Agreement granting such Option, the Participant may elect in the notice of exercise given pursuant to Section 2.5(a) to receive from the Company cash in an amount equal to the number of shares of Common Stock subject to the Option (or portion thereof) that is being exercised multiplied by the excess of (A) the Fair Market Value of a share of Common Stock, over (B) the exercise price of the Option.

2.6 Limitation of Exercise Periods

The Committee may limit the time periods within which an Option may be exercised if a limitation on exercise is deemed necessary in order to effect compliance with applicable law.

III. GENERAL PROVISIONS

3.1 General Restrictions

The exercise of each Option granted under the Plan is subject to the condition that if at any time the Company shall determine in its discretion that the listing, registration, or qualification of any shares of

Common Stock otherwise deliverable upon such exercise upon any securities exchange or under any State or Federal law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares thereunder, then, in any such event such exercise shall not be effective unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. Any such postponement shall not extend the time within which the Option may be exercised; and neither the Company nor its directors or officers shall have any obligation or liability to the Participant or to a beneficiary or legal representative of a Participant with respect to any shares of Common Stock as to which the Option shall lapse because of such postponement.

3.2 Adjustments for Changes in Stock

(a) In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock dividend, stock split, reverse stock split, a corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the date of grant of any Option, the exercise price of such Option and the number of shares of Common Stock subject to the Option will be proportionately adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Options to the extent necessary to preserve the economic intent of such Options.

(b) In the case of adjustments made pursuant to this Section 3.2, unless the Board specifically determines that such adjustment is in the best interests of the Company, the Board shall, in the case of non-qualified stock options, ensure that any adjustments under this Section 3.2 will not constitute a modification of such non-qualified stock options within the meaning of Section 409A of the Code. Any adjustments made under this Section 3.2 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.

3.3 Amendments

Without further approval of the shareholders, the Board may discontinue the Plan at any time and may amend it from time to time in such respect as the Board may deem advisable including the initial and annual numbers of options granted, unless shareholder or regulatory approval is required by law or regulation, and subject to any conditions established by the terms of such amendment.

3.4 Modification, Substitution or Cancellation of Grants

(a) No rights or obligations under any outstanding Option may be altered or impaired without the Participant’s consent except as required under applicable law.

(b) Notwithstanding anything to the contrary in the Plan, neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Option under the Plan, (ii) cancel and re-grant any outstanding Option under the Plan, or (iii) effect any other action that is treated as a repricing under generally accepted accounting principles unless, in each case, the shareholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.5 Rights of a Shareholder

Participants under the Plan, unless otherwise provided by the Plan, shall have no rights as shareholders by reason thereof unless and until the shares of Common Stock are issued to them.

3.6 Withholding

If a Participant is to experience a taxable event in connection with the receipt of shares of Common Stock pursuant to an Option exercise, the Participant shall pay the amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company prior to the issuance of such shares of Common Stock. If a cash payment is made in lieu of exercise, taxes will also be withheld as required by law.

3.7 Nonassignability

Except as expressly provided in the Plan, no grant shall be transferable except by will, the laws of descent and distribution or a qualified domestic relations order (“QDRO”) as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the lifetime of the Participant, except as expressly provided in the Plan, grants under the Plan shall be exercisable only by such Participant or by the guardian or legal representative of such Participant or pursuant to a QDRO.

3.8 Nonuniform Determinations

Determinations by the Committee or the Board, as appropriate, under the Plan (including, without limitation, determinations of the persons to receive grants, the form, amount and timing of such grants, and the terms and provisions of such grants and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

3.9 Effective Date; Duration

The Plan shall be effective on the date the Plan is adopted by the Board, subject to the approval of the Plan by the Company’s shareholders in accordance with applicable laws and the requirements of any governmental or regulatory agency or stock exchange. Any Options granted under the Plan prior to stockholder approval of the Plan are contingent on such approval of the Plan and may not be exercised prior to the approval of the Plan by the shareholders of the Company. The Plan shall terminate automatically on February 23, 2027. No Options may be granted pursuant to the Plan after such date, but Options theretofore granted may extend beyond that date until the expiration of the respective Option Term. The Board, in consultation with the Committee, may suspend or terminate the Plan at any earlier date. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

3.10 Change in Control

(a) Surviving Company. If the Company shall be the surviving corporation in a merger or other reorganization, an Option shall extend to stock and securities of the Company to the same extent that a holder of that number of shares immediately before the merger or other reorganization corresponding to the number of shares covered by the Option would be entitled to have or obtain stock and securities of the Company under the terms of the merger or other reorganization.

(b) Non-Surviving Company. If the Company dissolves, sells substantially all of its assets, is acquired in a stock for stock or securities exchange, or is a party to a merger or other reorganization in which it is not the surviving corporation (each of the foregoing being referred to as a “Transaction”), then each Option shall fully vest and become fully exercisable commencing upon the consummation of the relevant Transaction.

3.11 Severability.

If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

3.12 Code Section 409A Compliance.

This Plan is intended to be interpreted and operated to the fullest extent possible so that the payments and benefits under this Plan shall be exempt from the requirements of Code Section 409A. The parties hereto agree to interpret, apply, administer, and/or amend this Plan in the least restrictive manner necessary such that the Plan is exempt from the requirements of Code Section 409A and without resulting in any increase in the amounts owed hereunder by the Company except as otherwise provided in Section 3.2. Notwithstanding anything herein to the contrary, neither the Company nor any of its affiliates shall have any liability to any Participant or to any other person or entity if the payments and benefits provided in this Plan that are intended to be exempt from Code Section 409A are not so exempt.

3.13 Governing Law

The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Connecticut.

ANNUAL MEETING OF SHAREHOLDERS OF

ACME UNITED CORPORATION

April 24, 2017

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Company’s Notice of Annual Meeting, Proxy Statement, Annual Report to Shareholders and Proxy card are available at proxy.acmeunited.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

∎ 20633300000000000000 7	042417

THIS PROXY WHEN EXECUTED WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED

(i) FOR THE ELECTION OF ALL SIX NOMINEES LISTED IN PROPOSAL 1, BELOW; (ii) AND FOR PROPOSALS 2, 3, AND 4 BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. Approval of an amendment to the 2012 Employee Stock Option Plan to increase the number of shares authorized for issuance	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ Walter C. Johnsen ¡ Richmond Y. Holden, Jr. ¡ Brian S. Olschan ¡ Stevenson E. Ward III ¡ Susan H. Murphy ¡ Rex L. Davidson

3.     Approval of the 2017 Plan Non-Salaried Director Stock Option Plan

4.     Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017

					☐ ☐	☐ ☐	☐ ☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

∎	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by authorized officer, giving full title as such. If signer is a partnership or other entity, please sign in full entity name by authorized person, giving full title.	∎

0

PROXY

ACME UNITED CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ACME

UNITED CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 24, 2017

The undersigned hereby appoints Walter C. Johnsen and Susan H. Murphy, and each of them, with full powers of substitution, to act as attorneys and proxies of the undersigned, to vote all shares of the Common Stock of ACME UNITED CORPORATION, held of record by the undersigned on March 9, 2017 at the Annual Meeting of Shareholders, to be held at the Cornell Club, 6 East 44th Street, New York, New York on Monday, April 24, 2017, at 11:00 a.m. and at any adjournment(s) or postponement(s) thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them hereby is, instructed to vote or act as follows on the reverse side hereof on the Proposals 1, 2, 3 and 4. In their discretion, the proxies are authorized to vote upon such other matters, if any, as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the Company’s Notice of Annual Meeting of Shareholders, Proxy Statement dated March 22, 2017 and 2016 Annual Report to Stockholders.

SEE REVERSE SIDE	CONTINUED AND TO BE COMPLETED, SIGNED AND DATED ON REVERSE SIDE	SEE REVERSE SIDE

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